Exhibit 10.1
VERMANTIA MEDIA GROUP-PLAYER’S NETWORK DISTRIBUTION AGREEMENT

Distribution Agreement: Players Network/Vermantia Media

This letter will constitute the agreement (the “Agreement”) pursuant to which Players Network (“Network”) grants to Vermantia Media Group Ltd (“Company”) and to its affiliated company, Stroboscope Productions (“Affiliate”) (each a “Party” and together the “Parties”) rights to exhibit Video Content as defined in Paragraph 3(b) on the following terms and conditions. The Effective Date of this agreement shall commence upon the execution of signatures by the Parties.

1)    “Network”: Players Network, Inc. a Nevada Corporation with it’s principal place of business located at: 1771 E. Flamingo Rd, Suite 202A Las Vegas, NV 89119,

a)
Subject to the terms of this agreement, Network will supply video content as described below to Company and Affiliate for their channel, Betorium TV, as viewed on ON TELECOMS Digital Platform (the “System”).

b)	Network will aggregate existing programming, produce or co-produce original programming, and deliver to Company and Affiliate such programming as needed to fill a monthly schedule as defined below.

2)            “Company”: Vermantia Media Group, LTD, a Limited Liability Company ), with its principal place of business located at 45-47 Digeni Akrita, Pamborides Building, 4th floor, 1070 Nicosia Cyprus.
“Affiliate”: Stroboscope Productions Ltd, a Limited Liability Company with its principal place of business located at 45-47 Digeni Akrita, Pamborides Building, 4th floor, 1070
Nicosia Cyprus.

3)            Overview:

a)	Company and Affiliate desire to create a specialty interest sports and gaming network for distribution via Betorium TV to be distributed on and over the System.

b)
Network desires to distribute programming consisting of gaming-centric entertainment and Las Vegas Lifestyle video content (“Content”) to be distributed by Company and Affiliate as set forth herein and pursuant to the technical specifications set forth on Schedule B.

4)     Company Obligations:

During the Term of this Agreement, Company shall provide the following:

a)
Deliver and encode (utilizing such third party for delivery and encoding as selected by Company in its sole discretion) the Content as part of the Service to the System, including but not limited to voiceovers, subtitles or necessary repackaging into required programming format;

VERMANTIA MEDIA GROUP-PLAYER’S NETWORK DISTRIBUTION AGREEMENT

b)	Pay the costs to the Company approved vendor of encoding and distributing the Content for delivery on the System.

c)
On a monthly basis, Company shall provide to Network representative data gathered by Company from System actually airing the Content, as determined by Company regarding usage by title, provided that such data shall not include personally identifiable information concerning any individual Subscriber.

d)	Schedule and participate in quarterly strategy meetings to discuss on-going marketing strategy and Content status.

5)           Licensing & Fees
a)
Network will provide Company with an initial 60 hours of Content as follows: 30 hours in month #1, and an additional 30 hours in month #2, and will continue to deliver Content on a monthly basis as specified in Section 10 below.

b)
Individual Titles as listed in Appendix A and provided by Network will be available for Company usage, as defined herein, for one year, limited to the three-year term of this agreement. Upon expiration of individual titles, Company may continue usage of expired titles as “New Content” as required in Paragraph 10 below, to maintain programming needs.

c)	For all rights described herein, Company will pay Network a licensing fee of $150,000 annually for three years, for a total licensing fee of $450,000, to be paid as follows:

i)	$25,000 upon the Effective Date of this Agreement for the initial 60 hours of Content, and
ii)
$12,500 in monthly installments beginning the second month from the time content initially airs, not to exceed thirty (30) days from initial delivery date, and continuing for each of the remaining 34 months of the Term as defined in point 7 below.

d)	Upon the Effective Date of this agreement, Company will pay Network $12,500 to be deducted from the final payment of year 3, and $12,500 upon receipt of the first 60 hours of content.

6)           Advertising and Merchandising Revenue:
The Parties agree that all Advertising Revenue derived as a result of this agreement shall be retained by Company. Merchandising Revenue shall not be included in this agreement, and any Merchandising ventures desired to be undertaken by the Company to create, license or sell merchandise in relation to the Content being distributed by Company shall be negotiated with Network separately.

VERMANTIA MEDIA GROUP-PLAYER'S NETWORK DISTRIBUTION AGREEMENT

a)	“Advertising Revenue” shall mean gross commercial advertising revenue (less applicable agency commissions) actually received from the insertion of Commercial Spots.

b)	“Merchandise” shall mean a videocassette and/or DVD of any kind, or any other product based on the Content or bearing Network’s Marks.

7)           Term:
The Term shall commence on the Effective Date and end on the three (3) year anniversary of the Effective Date.

8)	Rights Granted: The Parties agree that with regard to the Content listed on Schedule A attached hereto, and all new Content which shall be added to Schedule A, that:.

a)
Network hereby grants to Company the exclusive right and license to the following (collectively, “Exhibit”, “Exhibited”, “Exhibiting”, “Exhibition” and the like as appropriate in the context herein) with respect to Betorium TV and) the System as outlined below in (a)i:

i)
License, exhibit, distribute, transmit, perform, display, and otherwise make available the Content and any trademarks, logos and services marks associated with the Content or the Network (the “Marks”) during the Term throughout Greece in any language, including on and over the System ; and;

ii)
Company may copy, cut, edit, dub, alter and modify the Content and authorize any person to do the foregoing, subject to prior written approval by Network, such approval not to be unreasonably withheld, including the right to break a Title into segments, which may be Exhibited as interstitial programming or incorporated into a larger formatted type program. Except with respect to contractually required credits of which Network provides written notice at the time of delivery of a Title, Company may delete credits from a Title or move the credits and/or copyright notice to another position (e.g. to a designed credits section or to the end of any larger formatted program into which segments of a Title have been incorporated; and

iii)
Promote the Content in any manner or media, throughout Greece and Cyprus, including, without limitation, the right to use and license others to use Network’s name, the title of, trailers created for and excerpts from the Content (including but not limited to audio portions only) and the name, voice and likeness of and any biographical material concerning all persons appearing in or connected with the Content only for the purpose of advertising, promoting and/or publicizing the Content, Channel, Company and the Service on which the Content is Exhibited.

b)	Network hereby grants to Company the non-exclusive right and license to:

VERMANTIA MEDIA GROUP-PLAYER’S NETWORK DISTRIBUTION AGREEMENT

i)
Use streaming video from each Title on Company’s Internet site, limited to promotional purposes not to exceed 20%, or fair use, of each individual Title. Network reserves the right to stream video from each Title on the internet or via wireless transmission and delivery.

ii)	Use the Content for (i) audience and marketing testing, (ii) sponsor/advertiser screening, and (iii) reference and file purposes; and

iii)
Include Company’s name, trademark and logo in the Content (in a manner provided and approved by Network) to identify Company as the exhibitor of the Content. Network has reciprocal right to use Company’s name, trademark and logo in its materials in a manner provided and approved by Company.

c)
With respect to new titles owned, produced or licensed by Network or any entity controlling, controlled by or under common control with Network which are not included on Schedule A, as amended from time to time of the same genre of programming as the Titles Exhibited on the Content, Network may license such titles for distribution to Third Party Distributors for distribution by any and all means of exhibition.

d)	Network shall be responsible for procuring and protecting any registration for the Marks.

e)
Network shall be responsible for any and all royalties and/or other fees payable for distribution of Content including, without limitation, residuals and clearances or other payments to guilds or unions, rights for music clearances, such as performance rights, synchronization rights and mechanical rights for music , originally in the Content, not subsequently added by Company, and all other fees, payments, or obligations arising out of the activities contemplated by this Agreement, and Company shall have no responsibility or liability for any such royalties or fees except on elements added to the Content by Company, in which case Company shall be responsible for any such fees, payments or obligations.

f)	There shall be no additional license fee, royalties or other fees or charges of any kind to Company for the Content except as set forth in this Paragraph 8.

9)	Number of Exhibitions: Unlimited for three (3) years from the Effective Date, provided the expiration provisions of Section 5 are met.

10)	Delivery Requirements

a)
After delivery of the initial 60 hours, Network shall be responsible for supplying to Company a minimum of five (5) hours of New Content per month beginning one month after the first delivery of the initial 60 hours.

b)
Network will be required to deliver Content at the start of each month during the Term. Network shall deliver to Company, in English language only, the materials described on Schedule B attached hereto for each Title. Delivery shall be made to such address as specified by Company from time to time, and once the content is initially aired, the masters shall be sent back to Network upon Network’s request.

VERMANTIA MEDIA GROUP-PLAYER’S NETWORK DISTRIBUTION AGREEMENT

11)  Representations and Warranties: Network represents and warrants that:

a)
It has all rights and authority necessary to grant the rights granted herein and all rights in and to the Content and to all literary, dramatic and musical material included therein required for the exercise of rights granted in this Agreement without liability of any kind to any third party.

b)	There are no fees or royalties owed to any party other than as set forth in this Agreement for the exercise of rights granted in this Agreement.

c)	No claim or litigation is pending or threatened with respect to any Title that would adversely affect any of the rights granted hereunder.

d)	No part of any Title or the exercise of the rights granted herein will violate or infringe any right whatsoever of any third party.

e)
To the extent that any Title makes any claims or renders any instruction or advice, such claim, instruction or advice shall comply with all United States federal, state and other applicable laws and regulations and shall cause no harm to any person or entity following or acting in accordance with such instruction or advice. As laws in Greece may differ, Network makes no claim to compliance with Greek laws.

12.  Indemnification/Insurance:
a)      Network shall indemnify, defend (at Company’s election) and hold harmless Company, and each of its officers, members, employees, agents, affiliates, customers, Companies and sublicenses, from any claim, liability, loss, damage or expense, including reasonable attorneys’ fees and disbursements, caused by or arising out of (i) any breach or alleged breach of any representation, warranty, covenant or agreement of Network or (ii) the Exhibition or promotion of the Content pursuant to this Agreement. Company shall notify Network in writing of any claim or litigation to which this indemnification applies, and Network shall have the right to assume the defense of any such claim or litigation, provided that Company shall have the right to participate in such defense at its own expense. Network shall have the right to approve or disapprove the settlement or disposition of any such claim or litigation proposed by Company, which right shall expire 20 business days following Network’s receipt of written notice with respect thereto. Notwithstanding the foregoing, Network shall have no obligation to Company with respect to claims asserted as the result of Company’s incorporating other audio-visual works into or with any of the Titles as described in Paragraph 8 (a)(ii)hereof. Network shall not be liable for special, incidental or consequential damages. Network shall not be liable for any damages based solely on Greek law that is not consistent with US law. The provisions of this Paragraph 12 will survive termination of the Agreement.

VERMANTIA MEDIA GROUP-PLAYER’S NETWORK DISTRIBUTION AGREEMENT

b)
Company shall indemnify, defend (at Network’s election) and hold harmless Network, and each of its officers, directors, members, employees, agents and affiliates from any claim, liability, loss or damage, including reasonable attorneys’ fees and disbursements, related to, caused by or arising out of (i) any breach or alleged breach of any representation, warranty, covenant or agreement of Company, or (ii) caused by Company’s incorporating other audio-visual works into or with any of the Titles as described in Paragraph 8 (a)(ii) hereof. Network shall notify Company in writing of any claim or litigation to which this indemnification applies. Company shall have the right to assume the defense of any such claim or litigation, provided that, Network shall have the right to participate in such defense at its own expense. Company shall have the right to approve or disapprove the settlement or disposition of any such claim or litigation proposed by Network, which right shall expire 20 business days following Company’s receipt of written notice with respect thereto. Company shall not be liable for special, incidental or consequential damages. Company shall indemnify, defend and hold harmless Network for any damages resulting solely from Greek law that is not consistent with US law. The provisions of this Paragraph 12 will survive termination of the Agreement.

13.          Termination

The Agreement shall be terminable by either party if the counterparty has defaulted in the performance of any material duty hereunder and has failed to remedy such default within thirty (30) days after written notice thereof from the party seeking termination.

14.          Miscellaneous:

(a)
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, APPLICABLE TO CONTRACTS MADE AND WHOLLY PERFORMED THEREIN WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)
This Agreement may not be amended nor any provision waived except in writing signed by the Parties. This Agreement contains the full understanding of the Parties and supersedes any and all previous agreements between the Parties with respect to the subject matter hereof. Each Party acknowledges that is entering into this Agreement in reliance only upon the provisions herein set forth, and not upon any representation, warranty, covenant, agreement, obligation or other consideration not set forth herein.

(c)
Facsimile signatures shall be deemed original for all purposes. This Agreement may be executed in counterparts all of which when taken together shall be deemed to constitute one and the same instrument.

[Signatures appear on the following page.]

VERMANTIA MEDIA GROUP-PLAYER’S NETWORK DISTRIBUTION AGREEMENT

If you are in agreement with the foregoing, please sign this letter in the space indicated below. This Agreement is comprised of 9 pages.

Date               4/19/10
Players Network
By:  /s/ Mark Bradley
Mark Bradley
CEO & President

Date    19th of April, 2010
Vermantia Media  Group
By:  /s/ Filippos Georgion Antonopoulos
[SEAL OMITTED]

Filippos Georgion Antonopoulos

General Manager